EXHIBIT 32

CERTIFICATION

By signing below, each of the undersigned hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of LSB Financial Corp. (the “Registrant”) that (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Signed this 28 day of March, 2007.

/s/ Randolph F. Williams	/s/ Mary Jo David
Randolph F. Williams	Mary Jo David
President and Chief Executive Officer	Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to LSB Financial Corp. and will be retained by LSB Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.